ITEM 77Q(a) - COPIES OF ANY MATERIAL AMENDMEN
TS TO THE REGISTRANT'S
CHARTER OR BY-LAWS



FEDERATED FIXED INCOME SECURITIES, INC.
ARTICLES SUPPLEMENTARY

	Federated Fixed Income Securities, In
c., a Maryland corporation having its principal office in the City of Baltimore, Maryland and a registered open-end Company under the Investment Company Act of 1940 (the "Corporati on"), hereby certifies to the State
Department of Assessments and Taxation of Mary land that:

	FIRST:		The Corporation is auth
orized to issue ten billion
(10,000,000,000) shares of common stock, all of
 which have a par value of one tenth of one cent ($.001) per share, with an aggregate par v alue of $10,000,000. These Articles
Supplementary do not increase the total authori zed capital stock of the Corporation or the aggregate par value thereof.

	SECOND:	The Board of Directors of the Cor
poration hereby reclassifies
(i) 1,000,000,000 shares of the authorized and uni ssued shares of the unclassified shares of the Corporation into Federated Strategic Income Fund
Institutional Shares.

	THIRD:	Immediately before the reclassifi
cation of shares as set forth in Article
SECOND hereto, the Corporation was authorized to issue ten billion (10,000,000,000) shares of common stock, all of which were of a par value of one tenth of one cent ($.001) per share having an aggregate par value of ten million doll ars ($10,000,000) which were classified as follows:

Class		Number of Shares

Federated Limited Term Fund	1,000,000,000
Class A Shares

Federated Limited Term Fund	1,000,000,000
Class F Shares

Federated Strategic Income Fund	1,000,000,000
Class A Shares

Federated Strategic Income Fund	2,000,000,000
Class B Shares

Federated Strategic Income Fund	1,000,000,000
Class C Shares

Federated Strategic Income Fund	1,000,000,000
Class F Shares

Federated Municipal Ultrashort Fund	500,000,000
Institutional Shares

Federated Municipal Ultrashort Fund	500,000,000
Class A Shares

Unclassified Shares	2,000,000,000

Following the aforesaid reclassification of shares a s set forth in Article SECOND hereto, the Corporation will have the following authorized capit al be authorized to issue ten billion
(10,000,000,000) shares of common stock, all of which
 have a par value of one tenth of one
cent ($.001) per share, with an aggregate par value o f $10,000,000 classified as follows:

	Class	Number of Shares

Federated Limited Term Fund 	1,000,000,000
Class A Shares

Federated Limited Term Fund 	1,000,000,000
Class F Shares

Federated Strategic Income Fund 	1,000,000,000
Class A Shares

Federated Strategic Income Fund 	2,000,000,000
Class B Shares

Federated Strategic Income Fund 	1,000,000,000
Class C Shares

Federated Strategic Income Fund 	1,000,000,000
Class F Shares

Federated Strategic Income Fund	1,000,000,000
Institutional Shares

Federated Municipal Ultrashort Fund	500,000,000
Institutional Shares

Federated Municipal Ultrashort Fund 	500,000,000
Class A Shares

Unclassified Shares	1,000,000,000

	FOURTH:	The shares of common stock of the Co
rporation reclassified hereby
shall be subject to all of the provisions of the Cor
poration's Charter relating to shares of stock
of the Corporation generally and shall have the pref
erences, conversion and other rights,
voting powers, restrictions, limitations as to divide
nds, qualifications, and terms and
conditions of redemption set forth in Article FOURTH,
 paragraph (b) of the Articles of
Incorporation of the Corporation and shall be subject
 to all provisions of the charter relating to
stock of the Corporation generally.
      FIFTH:  	The stock has been reclassified by th
e Board of Directors under the
authority contained in the Charter of the Corporation.

      SIXTH:  	These Articles Supplementary will bec
ome effective immediately upon
filing with the State Department of Assessments and Ta xation of Maryland.

	IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Assist ant Secretary on October 19, 2007. The undersigned President and Assistant Secretary acknowled ge that these Articles Supplementary are the act of the Corporation, that to the best of the ir knowledge, information and belief, all matters and facts set forth herein relating to the auth orization and approval of these Articles of Supplementary are true in all material respects and tha t this statement is made under the penalties of perjury.

WITNESS	FEDERATED FIXED INCOME
SECURITIES, INC.
/s/ Andrew P. Cross		/s/ J. Christopher Don
ahue
Andrew P. Cross	J. Christopher Donahue
Assistant Secretary	President